                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 13, 1998, relating to the financial statements of Email Publishing, Inc., which appears in the Current Report on the MessageMedia, Inc. Form 8K/A dated February 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Broomfield, Colorado
September 7, 1999